Exhibit 99.2

COMBINATION AGREEMENT

by and between

KEMET Corporation

and

Evox Rifa Group Oyj

19 February 2007

COMBINATION AGREEMENT

THIS COMBINATION AGREEMENT (the “Agreement”) is entered into on this 19th day of February 2007 (the “Signing Date”) by and between

1.             KEMET Corporation, a corporation incorporated and existing under the laws of the state of Delaware, U.S.A., with its registered office in Simpsonville, South Carolina, U.S.A. (“KEMET”); and

2.             Evox Rifa Group Oyj, a public limited company incorporated and existing under the laws of Finland, with its registered office in Helsinki, Finland (“Evox”).

Each of the above parties is hereinafter referred to as a “Party” and collectively as the “Parties”.

RECITALS

A.            Evox is a Finnish public limited company manufacturing and selling capacitors, the shares of which are listed on the official list of the Helsinki Stock Exchange.

B.            KEMET is a U.S. corporation manufacturing and selling capacitors, the shares of which are listed on the New York Stock Exchange.

C.            The Board of Directors of each of the Parties have determined that it is in the best interests of their respective companies and their shareholders to combine the businesses of Evox and KEMET in a transaction to be effected as set forth in this Agreement.

D.            The Parties intend, upon the terms and subject to the conditions of this Agreement, that in order to effect the combination, KEMET will purchase all the shares and securities (entitling to shares) of Evox through a voluntary public tender offer in accordance with the Finnish Securities Market Act (the “Tender Offer”) and, if necessary, through subsequent compulsory acquisition proceedings in accordance with the Finnish Companies Act. The Parties acknowledge that it is the intention of KEMET to cause the shares of Evox to be de-listed from the Helsinki Stock Exchange as soon as permitted and practicable under applicable laws and regulations.

E.             As of the Signing Date, Evox has issued: (i) a total of 178,156,018 shares (the “Shares”); and (ii) a convertible capital loan (capital amount EUR 5,587,900) being convertible into 41,909,250 new shares in Evox (the “Convertible Loan”). The Convertible Loan is divided into 55,879 loan notes each with a nominal amount of EUR 100 (the “Loan Notes”).

F.             The Parties acknowledge that the following shareholders who, as of the Signing Date, represent approximately 51.7 per cent of the Shares, have undertaken irrevocably and unconditionally to accept the Tender Offer in the form attached as Appendix 1: Fennogens Investments S.A., Veikko Laine Oy, Mr Wee Cheng Hoon, Mr Henrik Ehrnrooth and Mr Pertti Laine.

G.            The Boards of Directors of each of the Parties have mutually approved this Agreement.

NOW THEREFORE, the Parties hereby agree as follows:

1.             OFFER

The terms and conditions of the Tender Offer are substantially in the form attached as Appendix 2.

1.1          Tender Offer Period

Provided that this Agreement has not been terminated in accordance with its terms, KEMET will commence the Tender Offer as promptly as possible after the date hereof and by 16 March 2007 at the latest. The first day of the offer period of the Tender Offer shall be referred to as the “Launch Date”. The Tender Offer shall be open initially for a period of approximately four (4) weeks (“Tender Offer Period”). The date when the title to the Shares and the Loan Notes validly tendered in the Tender Offer is transferred to KEMET shall be referred to as the “Closing Date”.

1.2          Consideration

In the Tender Offer, KEMET will offer to acquire all the Shares and all the Loan Notes subject to the terms and conditions of the Tender Offer. The consideration to be offered by KEMET is EUR 0.12 for each of the Shares and, for each of the Loan Notes, the aggregate of the nominal amount EUR 100 plus accrued interest up to and including the Closing Date.

1.3          Offer conditions

The obligation of KEMET to accept the tendered Shares and Loan Notes and to complete the Tender Offer, shall be subject to the satisfaction or, to the extent permitted by applicable law, waiver by KEMET of the following conditions only:

(a)           the valid tender of Shares and Loan Notes representing more than 2/3 of the issued and outstanding shares and votes of Evox on a fully diluted basis (i.e. taking into consideration the effect of the conversion of all the Loan Notes, including without limitation those validly tendered, as if they all were converted into Evox shares, whether or not they actually are);

(b)           the receipt of all necessary regulatory and other permits and approvals, including clearances from the competition authorities in Germany, on terms reasonably acceptable to KEMET;

(c)           no event, circumstance or change having occurred after the Signing Date that results in or constitutes, or that can reasonably be expected to result in or constitute, a Material Adverse Change (as defined below);

(d)           KEMET not, after the Signing Date, having received information previously undisclosed to it that has resulted in or constituted, or that can reasonably be expected to result in or constitute, a Material Adverse Change (as defined below);

(e)           no court or regulatory authority of competent jurisdiction having given an order or issued any regulatory action preventing, postponing or materially challenging the consummation of the Tender Offer;

(f)            the Board of Directors of Evox having issued its statement regarding the Tender Offer (as required by the Finnish Securities Markets Act) within two (2) banking days from the Launch Date recommending the shareholders and holders of Loan Notes to accept the Tender Offer (“Recommendation”) and the Recommendation remaining in force and not being changed;

(g)           the Combination Agreement not having been terminated and remaining in force; and

(h)           the undertaking by Fennogens Investment S.A., Veikko Laine Oy, Mr Wee Cheng Hoon, Mr Henrik Ehrnrooth and Mr Pertti Laine, respectively, to accept the Tender Offer remaining in force in accordance with its present terms.

“Material Adverse Change” means any divestment or reorganization of any material part or asset of Evox or its subsidiaries or any material adverse change in the business, assets, financial condition or results of operations of Evox and its subsidiaries, taken as a whole, excluding any change (i) in financial, economic or regulatory conditions generally, such change not being disproportionate in relation to Evox relative to other industry participants, (ii) attributable to statements or actions of KEMET in relation to the business of Evox or the Tender Offer, or (iii) due to the contemplated Tender Offer.

1.4          Recommendation by the Evox Board of Directors

1.4.1       The Recommendation

At the date of this Agreement, having evaluated the terms and conditions of the Tender Offer from the point of view of Evox, its shareholders and holders of Loan Notes, the Board of Directors of Evox considers that the consideration to be offered by KEMET pursuant to this Agreement is fair to the holders of Shares and Loan Notes and, based upon the terms and conditions of the Tender Offer available on the date hereof, the Board of Directors recommends the shareholders and the holders of Loan Notes to accept the Tender Offer. The Board of Directors undertakes to issue its complete Recommendation within five (5) banking days after having received the final draft of the Tender Offer document submitted by KEMET to the Finnish Financial Supervision Authority.

1.4.2       Cancellation of the Recommendation

1.4.2.1    Fiduciary Duties

The Board of Directors of Evox may, at any time prior to the Closing Date cancel or change the Recommendation if the Board of Directors of Evox determines in good faith, after taking advice from reputable external legal counsel and after discussion with KEMET, that failure to so cancel or change the Recommendation would cause the Board of Directors of Evox to breach its fiduciary duties to Evox’s shareholders under Finnish laws or regulations, including without limitation any regulation and recommendations of the Finnish Financial Supervision Authority, the Helsinki Stock Exchange and the Helsinki Takeover Code (dated 15 December 2006) (such duties referred to as the “Fiduciary Duties”).

1.4.2.2    Competing Offer

Without limiting the generality of the right of the Board of Directors of Evox to cancel or change the Recommendation based upon its Fiduciary Duties, in the event a third party publishes its decision to offer to purchase all Shares and the Loan Notes through a public tender offer (“Competing Offer”), the Board of Directors of Evox may, subject to Section 3.2 and the provisions of this Section 1.4.2.2, at any time prior to the Closing Date, cancel or change the Recommendation if it reasonably and in good faith considers, after taking advice from reputable external legal counsel and financial advisors and comparing the consideration and other terms and conditions, judged as a whole, of the Competing Offer with KEMET’s offer (as possibly enhanced as described below) pursuant to this Agreement, that it would no longer be in the best interest of the Evox shareholders or holders of the Loan Notes to accept the Tender Offer.

Notwithstanding anything to the contrary set forth in the preceding paragraph, the Board of Directors of Evox may cancel or change the Recommendation only if prior to such cancellation or change, the Board of Directors of Evox has provided KEMET with a reasonable opportunity to discuss with a representative of the Board of Directors of Evox about matters arising from the Competing Proposal (as defined below) and allowed KEMET five (5) banking days from the date of KEMET having been informed of the identity of the party having made the Competing Proposal as well as of the price and terms and conditions of the Competing Proposal as set forth in Section 3.2, to enhance its offer pursuant to this Agreement.

If KEMET would enhance its offer pursuant to the above so as to, in the reasonable opinion of the Board of Directors of Evox rendered in good faith, be at least equally favourable to the shareholders as the Competing Proposal, the Board of Directors of Evox shall confirm and uphold the Recommendation for the Tender Offer, as enhanced.

2.             REPRESENTATIONS AND WARRANTIES

2.1          General

On the date hereof Evox gives to KEMET the representations and warranties set forth in Section 2.2 and KEMET gives to Evox the representations and warranties set forth in Section 2.3 (collectively the “Warranties”).

The Warranties given under Section 2.2 by Evox are all qualified by and to the extent that any risk, circumstance or fact is reasonably apparent from the Due Diligence Information (as defined below).

2.2          Representations and warranties by Evox

2.2.1       Organization and qualification, subsidiaries

Evox and each of its subsidiaries has been validly incorporated and exists in accordance with the laws of the jurisdiction of its incorporation and has the requisite power and authority and all material governmental approvals, licenses and permits (including, without limitation, environmental permits) necessary to own, use and operate its property and to carry on its business as presently conducted.

2.2.2       Authority relative to this Agreement

This Agreement has been duly authorised and validly executed by Evox and constitutes a legal, valid and binding obligation of Evox enforceable against it in accordance with its terms. Evox has taken all necessary corporate action to duly authorise and execute this Agreement.

2.2.3       Accounts

The audited consolidated financial statements of Evox, as of and for the year ended 31 December 2005 (the “Financial Statement”), has been prepared by Evox in accordance with Finnish laws and the International Financial Reporting Standards (IFRS), applied by Evox on a consistent basis, unless otherwise stated in the Financial Statement. The Financial Statement gives a true and fair view of the consolidated financial condition, results of operations and assets and liabilities of Evox for the period stated in the Financial Statement.

The unaudited consolidated financial statement for the six (6) months ended 30 June 2006 and the unaudited consolidated financial statement for the nine (9) months ended 30 September 2006 (the “Interim Statements”) have been prepared by Evox in accordance with Finnish laws and the International Financial Reporting Standards (IFRS), applied by Evox on a consistent basis, unless otherwise stated in the Interim Statements. The Interim Statements give a true and fair view of the consolidated financial condition and results of operations of Evox for the period stated in the Interim Statements.

The unaudited preliminary financial information in respect of the financial year ended 31 December 2006 provided to KEMET as part of the Due Diligence Information (as defined below) has been prepared in accordance with Finnish laws and the International Financial Reporting Standards (IFRS), as applied by Evox on a consistent basis, and gives to the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, a true and fair view of the consolidated financial condition and results of operations of Evox as of 31 December 2006.

2.2.4       Disclosed information

Evox has submitted to the Helsinki Stock Exchange all information and documents required to be so submitted by and pursuant to applicable Finnish laws and regulations and the rules and requirements of the Helsinki Stock Exchange, and all of such submissions, as of their respective submission dates, complied in all material respects with all applicable requirements of such laws, regulations, rules and requirements. Furthermore, the information contained in the Financial Statement of Evox with respect to the financial period ended 31 December 2005, as supplemented by any subsequently published information, including stock exchange releases and press releases, taken as a whole, contains all facts concerning Evox and its operations that should have been published pursuant to the Finnish Securities Market Act or regulations or stock exchange rules issued pursuant to the act, and does not, as of the date thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

To the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, the information (the “Due Diligence Information”) that Evox has provided to KEMET in the course of the due diligence review and pursuant to the Mutual Non-Disclosure Agreement executed between the Parties on 21 August 2006, is not misleading and does not contain any untrue statement of a material fact or omit to state any material fact that would have a material negative effect on the business, assets or valuation of Evox taken as a whole. Furthermore, to the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, the Due Diligence Information does not contain any insider information for the purposes of Finnish law, except such information that will be published prior to the announcement of the Tender Offer.

2.2.5       Compliance with applicable laws and regulations

Neither Evox nor any of its subsidiaries is or has been, in any material respect, in conflict or default with respect to or in violation of any applicable laws, regulations, orders or judgments, including, without limitation, all applicable transfer pricing regulations. Evox and each of its subsidiaries have timely filed with the appropriate authorities all tax returns and other filings required to be filed by them with respect to taxes for any period ending on or before the Closing Date, and all taxes shown to be payable on such returns or filings and that are due prior to the Closing Date have been duly paid.

2.2.6       Compliance with material contracts

Neither Evox nor any of its subsidiaries is or has been in any material respect in default under or in violation of the performance of any of its obligations under any agreement that is material to the business of Evox, taken as a whole, including without limitation the letter to KEMET of 15 January 2007.

2.2.7       Intellectual property

There are no pending or, to the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, threatened applications, proceedings or litigation, nor any presented claims adversely affecting the intellectual property, patents, trademarks or know-how held by Evox or any of its subsidiaries and material to the business of Evox, taken as a whole, and, to the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, no person or entity is infringing, misusing, violating or breaching the said intellectual property, patents, trademarks or know-how. Evox owns or has a valid license to all material patents and trademarks necessary to operate its business as currently conducted. Evox has not received written notice of any claim of infringement, misuse, violation or breach by Evox or any of its subsidiaries of any intellectual property, patents, trademarks or know-how owned or controlled by another person or entity. To the best of the knowledge of the Board of Directors and the Managing Director of Evox, after reasonable investigation, neither Evox nor any of its subsidiaries are infringing, misusing, violating or breaching any intellectual property, patents, trademarks or know-how owned or controlled by any other person or entity.

2.3          Representations and warranties by KEMET

2.3.1       Organization and qualification

KEMET has been validly incorporated and exists in accordance with the laws of the United States of America and has the requisite power and authority and all material governmental approvals, licenses and permits necessary to own, use and operate its property and to carry on its business as presently conducted.

2.3.2       Authority relative to this Agreement

This Agreement has been duly authorised and validly executed by KEMET and constitutes a legal, valid and binding obligation of KEMET enforceable against it in accordance with its terms. KEMET has taken all necessary corporate action to duly authorise and execute this Agreement.

2.3.3       Sufficient financing

KEMET will finance the Tender Offer through its own available funds and no third party financing is required by KEMET to complete the Tender Offer.

2.4          Effect and Breach of Warranties

The Warranties shall automatically terminate on the Closing Date thereby having no further effect after the Closing Date. If a material breach of any of the Warranties occurs, the non-breaching Party may terminate this Agreement in accordance with Section 4 below with immediate effect by providing the breaching Party written notice of the termination and stating the reasons for the termination. It is expressly understood, that no other remedy whatsoever (including but not limited to any compensation for losses) shall be available to the non-breaching Party due to breach of the Warranties of the other Party, provided, however, that nothing herein shall relieve any Party from liability for wilful breach of any Warranty hereunder.

3.             UNDERTAKINGS

3.1          Reasonable best efforts

Each of the Parties agrees to use its reasonable best efforts to do, or cause to be done, and to assist and cooperate with the other Party in:

(a)           the making of all necessary registrations and filings with the competition authorities in Germany (such filings to be made by 5 March 2007 at the latest) and with any other governmental entities or regulatory authorities, as may be required, and the obtaining of all necessary clearances, approvals and waivers from such authorities;

(b)           the obtaining of all necessary consents, approvals or waivers from third parties; and

(c)           informing their employees of the Tender Offer, as required by applicable law.

The Parties shall cooperate and consult with each other in connection with the making of all such filings, including providing copies of all relevant documents to the non-filing Party and their respective advisors prior to filing.

3.2          No solicitation of transactions

Evox undertakes, and shall cause its officers, directors, employees and representatives (including, for the avoidance of doubt, any investment bankers and other external advisors), as between the Signing Date and the Closing Date not to

(i), directly or indirectly, initiate or encourage any inquiry, Competing Offer or proposal for such offer or for any other transaction, including without limitation sale of assets or businesses, that could constitute or result in any competing transaction or otherwise harm or hinder the completion of the Tender Offer (“Competing Proposal”); and

(ii), upon receipt of a Competing Proposal, facilitate such Competing Proposal, save as may be required by the Fiduciary Duties of the Evox Board of Directors.

Evox further undertakes to inform KEMET in writing about any serious proposal or indication of interest, including the price and other terms and conditions of such proposal or indication, immediately after receipt of such proposal or indication. Furthermore, Evox will use its best efforts to inform KEMET of the identity of the party having given such proposal or indication as promptly as possible but in any event at least two (2) days before the said third party publishes its Competing Offer or any other Competing Proposal.

Nothing herein shall, however, limit the Board of Directors of Evox in fulfilling its Fiduciary Duties including, without limitation, investigating, considering and discussing with and providing information to a bona fide third party who has sent to Evox (or its directors or officers) a serious written proposal or indication of interest to make a Competing Offer.

3.3          Conduct of business pending the closing

As between the Signing Date and the Closing Date:

(a)           Evox undertakes to, and shall cause each of its subsidiaries to conduct their respective business only in the ordinary course of business consistent with past practice and in all cases based on reasonable business judgement; and

(b)           without limiting the generality of the foregoing, Evox undertakes to, and shall cause each of its subsidiaries to undertake to refrain from making or implementing:

(i)            any material changes in its business (e.g. terminating key employees, initiating changes of suppliers, distributors or other material business relationships) or corporate structure unless such change may reasonably be deemed to be in the best interest of Evox, also taking into account the transactions contemplated hereby; and/or

(ii)           any material investments or divestments outside the ordinary course of business; and/or

(iii)          any change of their Articles of Association, by-laws or other constituting documents or any material change to their accounting principles or practices other than such arising out of or relating to any recent changes in Finnish laws or regulations; and/or

(iv)          any decision or proposal concerning or constituting distribution of dividends or other funds from Evox or a change in the number of shares in or share capital of Evox or its subsidiaries, including without limitation by reclassification, recapitalisation, stock split, combination or issuance of any shares or securities exercisable for, convertible into or exchangeable for shares in Evox or in its subsidiaries; and/or

(v)           any material non-mandatory increase outside the ordinary course of business in the current or future compensation or other benefits in any manner whatsoever (including without limitation by way of synthetic options, bonus, insurance, severance or pension arrangements) of each of the persons employed by or serving Evox or its subsidiaries, except for the planned bonus arrangements informed to KEMET prior to the date of this Agreement.

3.4          Access to information

Upon KEMET’s request, Evox will use its reasonable best efforts to give any information regarding Evox or its subsidiaries to KEMET that KEMET may reasonably need in preparation of competition filings referred to in Section 3.1 above and of the tender offer documentation related to the Tender Offer. In case information required for the tender offer documentation includes information on Evox or its subsidiaries that has not been published, the Parties will separately negotiate on whether the information needs to be published and how a possible publishing of such information shall take place in order for

KEMET to be able to comply with all of its obligations under the Finnish Securities Market Act in connection with the Tender Offer.

3.5          Notice of certain events

Each Party shall, without delay, notify the other Party if it becomes aware of an event, change or circumstance that could reasonably be expected to result in a breach of Warranty, breach of the undertakings under this Agreement or Material Adverse Change and provide the other Party with information reasonably needed to evaluate the existence of the potential breach of Warranty, the potential breach of the undertakings under this Agreement, or the potential Material Adverse Change.

3.6          Public announcements

The Parties agree that the public announcements in connection with the publication of the Tender Offer and this Agreement shall be in the form of Appendix 3 (a) and Appendix 3 (b). The Parties shall also otherwise consult with each other before issuing any release or otherwise making any public statements with respect to this Agreement or any transactions contemplated hereunder.

4.             TERMINATION

This Agreement enters into force at the date hereof and shall automatically terminate on the Closing Date. Furthermore, this Agreement may be terminated by either Party as set forth in this Section 4.

4.1          Termination by either Party

Either Party may terminate this Agreement with immediate effect at any time prior to the Closing Date by giving to the other Party a written notice thereof, if at least one of the following events occurs:

(a)           a material breach of any of the Warranties given by the other Party as set forth in Section 2.4; or

(b)           the other Party acts in material breach of its obligations under this Agreement; or

(c)           the Closing Date has not occurred by 1 June 2007.

4.2          Termination by Evox

Evox may terminate this Agreement with immediate effect at any time prior to the Closing Date by giving to KEMET a written notice thereof if at least one of the following events occurs:

(a)           KEMET has not commenced the Tender Offer on or prior to 16 March 2007 or a later date agreed by the Parties to be the Launch Date; or

(b)           the Board of Directors of Evox has in compliance with the provisions set forth in this Agreement cancelled or changed the Recommendation.

4.3          Termination by KEMET

KEMET may terminate this Agreement with immediate effect at any time prior to the Closing Date by giving Evox a written notice thereof if at least one of the following events occurs:

(a)           the Board of Directors of Evox has, for any reason whatsoever, cancelled or changed the Recommendation or not issued the Recommendation within two (2) banking days from the Launch Date; or

(b)           no event, circumstance or change having occurred after the Signing Date that results in or constitutes, or that can reasonably be expected to result in or constitute, a Material Adverse Change; or

(c)           KEMET not, after the Signing Date, having received information previously undisclosed to it that has resulted in or constituted, or that can reasonably be expected to result in or constitute, a Material Adverse Change.

4.4          Consequences of termination or expiration

In case of any termination or expiration of this Agreement, KEMET is entitled to withdraw the Tender Offer.

Notwithstanding the termination of this Agreement, the following Sections shall survive: 3.6 and 5.

5.             MISCELLANEOUS

5.1          Amendments

This Agreement may not be amended except by an instrument in writing signed by both Parties hereto.

5.2          Notices

All notices, demands or other communication to a Party shall be in the English language and shall be deemed to have been duly given or made when delivered by mail or telefax to the Party in question as follows:

If to :	Evox Rifa Group Oyj
attention:	Tuula Ylhäinen
address:	Stella Business Park, Lars Sonckin kaari 16, 02600 Espoo, Finland
telefax:	+358 9 5406 5010

With a copy to: Hannes Snellman Attorneys at Law Ltd
attention:	Juhani Mäkinen
address:	PL 133, Eteläranta 8, 00131 Helsinki, Finland
telefax:	+358 9 177 393

If to:	KEMET Corporation
attention:	David E. Gable
address:	2835 Kemet Way, Simpsonville, South Carolina 29681, U.S.A.
telefax:	+1 864 228 4161

With a copy to: Kirkland & Ellis LLP
attention:	H. Kurt von Moltke, P.C.
address:	200 East Randolph Drive, Chicago, Illinois 60601, U.S.A.
telefax:	+1 312 861 2200

and to:	Roschier, Attorneys Ltd.
attention:	Tomas Lindholm
address:	Keskuskatu 7 A, 00100 Helsinki, Finland
telefax:	+358 20 506 6100

or at such other address as the respective Party may hereafter specify in writing to the other Party.

5.3          Assignment

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assignees.

Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Notwithstanding the foregoing, KEMET may transfer all its rights and/or obligations under this Agreement to a wholly owned direct or indirect subsidiary to be used as an acquisition vehicle in the Tender Offer (the “BidCo”), provided that KEMET shall upon such transfer automatically be deemed to guarantee as for its own debt to Evox all the obligations of the BidCo towards Evox under this Agreement. In case of such a transfer, BidCo shall replace KEMET as Party to this Agreement.

5.4          Expenses

All expenses incurred in connection with this Agreement and the transactions contemplated hereunder (including without limitation the due diligence review) shall be paid by the Party incurring such expenses whether or not the Tender Offer or any other transactions contemplated herein are consummated.

It is the intention of the Parties that the transfer of the Shares in the Tender Offer is executed over the Helsinki Stock Exchange. KEMET shall be liable for the customary banking fees directly related to the acceptance of the Tender Offer by the shareholders and holders of the Loan Notes of Evox, as well as for any transfer taxes payable in relation to the Tender Offer. KEMET shall, however, not be liable for possible fees charged by book-entry account operators in accordance with their agreement with the relevant shareholder or holder of Loan Notes relating to possible transfers to the book-entry system of Shares or Loan Notes that have not been previously transferred to the book-entry system, for fees charged by account operators or other persons for registering the release of pledges or other restrictions preventing the sale of the relevant Shares or Loan Notes nor for fees relating to withdrawal of the acceptance of the Tender Offer by a shareholder or a holder of Loan Notes.

5.5          No waiver

Failure by any Party at any time to require performance of any provisions of this Agreement shall in no manner affect its right to enforce the same, and the waiver by any Party of any breach of any provision of this Agreement shall not be construed to be a waiver by such Party of any succeeding breach of such provision or waiver by such Party of any breach of any other provision hereof.

5.6          Provisions severable

If any part of this Agreement is held to be invalid or unenforceable such determination shall not invalidate any other provision of this Agreement which other provisions shall remain in force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any materially adverse manner; however, the Parties hereto shall attempt, through negotiations in good faith, to replace any part of this Agreement so held to be invalid or unenforceable.

5.7          Headings

The headings of this Agreement are for convenience of reference only and shall not in any way limit or affect the meaning or interpretation of the provisions of this Agreement.

5.8          Appendices

Each Appendix to which reference is made herein and which is attached hereto shall be incorporated in this Agreement by such reference.

5.9          Governing law and arbitration

This Agreement shall be governed by and construed in accordance with the laws of Finland.

Any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce. The number of arbitrators shall be three (3). The arbitration proceedings shall be held in Helsinki and the language of the arbitration shall be English.

5.10        Entire agreement

Without prejudice to the Mutual Non-Disclosure Agreement signed by and between the Parties on 21 August 2006, this Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party unless made in writing and signed by both Parties.

5.11        Confidentiality

Except as required by law, regulatory authority or as provided for herein, the Parties undertake, during the term of this Agreement and after the termination thereof for any reason whatsoever, not to disclose the content, in any manner whatsoever, of this Agreement to any third parties (other than their advisors or bankers) without the prior written consent of the other Party.

5.12        Counterparts

This Agreement has been executed in two (2) identical counterparts, one (1) for each Party.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above.

KEMET CORPORATION

/s/ Per-Olof Lööf
Per-Olof Lööf
Chief Executive Officer

EVOX RIFA GROUP OYJ

/s/ Jarmo Niemi
Jarmo Niemi
By proxy

Appendix 1

KEMET Corporation
2835 Kemet Way
Simpsonville
South Carolina 29681
USA

COMMITMENT LETTER

Dear Sirs,

1.                                      BACKGROUND

We acknowledge that KEMET Corporation (the “Offeror”) is contemplating the acquisition of Evox Rifa Group Oyj (“Evox”) and will therefore offer to acquire against consideration in cash all shares and securities entitling to shares in Evox through a voluntary public tender offer (the “Offer”).

As of the date hereof, Evox has issued (i) a total of 178,156,018 shares and (ii) a convertible capital loan (with a capital amount of EUR 5,587,900) being convertible into 41,909,250 new shares in Evox. The convertible loan is divided into 55,879 loan notes, each with a nominal amount of EUR 100.

2.                                      OFFER CONSIDERATION

Pursuant to the terms of the Offer, the Offeror will offer (i) 0.12 euro for each share in Evox and, (ii) for each convertible loan note, the aggregate of the nominal amount EUR 100 plus accrued interest up to and including the closing date (the “Offer Consideration”), being the date when title to all shares and convertible loan notes in Evox validly tendered in the Offer is transferred to the Offeror.

3.                                      UNDERTAKING

The undersigned shareholder owns as at the date hereof a total of 68,191,976 shares in Evox (the “Shares”) and a total of 30,960 convertible loan notes in Evox (the “Loan Notes”). For the purposes of the undertakings contained in this commitment letter, the terms “Shares” and “Loan Notes” shall include also any additional shares or loan notes in Evox acquired or otherwise received by us after the date hereof.

We hereby irrevocably, and subject only to the completion of the Offer in accordance with its terms, undertake

(i)                                     to sell to the Offeror all the Shares and the Loan Notes for the Offer Consideration to be offered by the Offeror by accepting, and agreeing to tender into, the Offeror’s voluntary public tender offer to be launched as promptly as possible after the date hereof and by 23 March 2007 at the latest (the “Undertaking”). For the avoidance of doubt, if the Offeror (at its sole discretion) enhances the Offer Consideration, the Undertaking shall apply in respect of the enhanced Offer Consideration;

(ii)                                  not to withdraw the Shares and the Loan Notes after the above tender irrespective of any withdrawal rights available to other Evox shareholders and holders of loan notes under law or the terms and conditions of the Offer; and

(iii)                               not to sell, assign or transfer any of the Shares or Loan Notes to any third party, nor to pledge or otherwise encumber, or grant any option over or otherwise deal with any of the Shares or Loan Notes or any interests therein as long as this Undertaking is in force.

This commitment letter and the Undertaking shall become null and void (save for paragraphs 4 and 5) if the Offeror does not commence the Offer by 23 March 2007 at the latest and shall terminate automatically on 1 June 2007 if the Offer has not been completed by such date. Notwithstanding the foregoing, if Evox and the Offeror mutually waive the termination event pursuant to section 4.1(c) of the Combination Agreement by and between Evox and the Offeror dated     February 2007 and agree on a new long stop date, the automatic termination date under this commitment letter shall be extended to such new date agreed upon by Evox and the Offeror, but in no event later than to 31 July 2007. If, prior to 1 June 2007 or any later date referred to above, the Offeror publicly announces that it will not complete the Offer (in accordance with its terms), this commitment letter and the Undertaking shall terminate at the time of such announcement. It is expressly understood that no other remedy whatsoever shall be available to us due to the Offeror not completing the Offer.

4.                                      CONFIDENTIALITY

We undertake not to disclose this commitment letter and/or any unpublished information concerning its substance to any third party without the prior consent of the Offeror, unless required by applicable securities laws or stock exchange regulations.

We however accept and agree that the main terms and conditions of this Undertaking will be made public by the Offeror in the press release announcing the Offer and in the subsequent tender offer document and other necessary announcements to be published by the Offeror in accordance with the Finnish Securities Market Act.

5.                                      GOVERNING LAW

This commitment letter shall be governed by Finnish law. Any dispute, controversy or claim arising hereunder or in relation hereto shall be finally settled by arbitration in accordance with the Arbitration Rules of the Finnish Central Chamber of Commerce.

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Date:
Place:

[SHAREHOLDER]

Name of signatory:

We hereby acknowledge and accept the terms and conditions of this commitment letter.

Date:
Place:

KEMET CORPORATION

/s/ Per-Olof Lööf
Name of signatory:

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Appendix 2

1.             TERMS AND CONDITIONS OF THE TENDER OFFER

The following sets forth the terms and conditions of the Tender Offer. Capitalized terms appearing in these terms and conditions of the Tender Offer which are not defined herein have the meanings ascribed to such terms in the Tender Offer Document.

1.1          Object of the Tender Offer

Through the Tender Offer, the Offeror offers to acquire all of the issued and outstanding Shares and Loan Notes in the Company on the terms and subject to the conditions set forth below.

Should a holder of Loan Notes before the expiry of the Offer Period subscribe for new shares in the Company in accordance with the terms and conditions of such Loan Notes, such Loan Note holder may, during the Offer Period, tender the new shares so subscribed for by virtue of such Loan Notes in the Tender Offer after the new shares in the Company have been registered in the subscriber’s book-entry account.

1.2          Offer Price

The Share Offer Price for each Share validly tendered in accordance with the terms and conditions of the Tender Offer is EUR 0.12 in cash.

The Loan Note Offer Price for each Loan Note validly tendered in accordance with the terms and conditions of the Tender Offer is the aggregate of the nominal amount of EUR 100 plus accrued interest up to and including the Closing Date in cash.

1.3          Offer Period

The Offer Period commences on [12 March] 2007 at [9:30 am] (Finnish time) and expires on [12 April] 2007 at [4:00 pm] (Finnish time), unless the Offer Period is extended or discontinued as set forth below.

The Offeror may extend the Offer Period for a period of time to be defined later until all the Conditions to Completion have been satisfied or waived in accordance with the terms and conditions of the Tender Offer. The maximum duration of the Offer Period is 10 weeks. However, if the Conditions to Completion have not been satisfied due to a particular obstacle such as, for example, pending competition clearances, the Offeror may according to the FSA Standard 5.2.c (dno 8/120/2004) extend the Offer Period beyond 10 weeks until such obstacle has been removed and the Offeror has had a reasonable time to respond to the situation. In such a case the date of the expiry of the extended Offer Period will be published at least two (2) weeks before such expiry. The Offeror informs of the possible extension of the Offer Period by a press release at the latest on [ ] 2007. The Offeror will inform of a possible extension of an already extended or discontinued Offer Period at the latest on the first Finnish banking day following the expiry of the Offer Period. If the Offeror extends the Offer Period, the Offer Period will expire on the date and at the time to which the Offeror extends the Offer Period unless the extended Offer Period is discontinued as set forth below.

[The Offeror may discontinue the Offer Period or the extended Offer Period should the Conditions to Completion be satisfied or waived by the Offeror before the expiry of the Offer Period or the extended Offer Period [ and execute the sale and purchase of the Shares and Loan Notes validly tendered and not properly withdrawn.] The Offer Period will, however, last for at least three (3) weeks. Should the Offeror discontinue the Offer Period or the extended Offer Period, the Offeror will announce its decision thereon as soon as possible after such decision has been made and in any case at least two (2) weeks before the date on which the Offer Period or the extended Offer Period expires as a result of such decision to discontinue the Offer Period or the extended Offer Period. If the Offeror discontinues the Offer Period or the extended Offer Period, the Offer Period or the extended Offer Period will expire on such earlier date and at the time indicated in such announcement made by the Offeror.]

1.4          Conditions to Completion of the Tender Offer

The obligation of KEMET to accept the tendered Shares and Loan Notes and to complete the Tender Offer, shall be subject to the satisfaction or, to the extent permitted by applicable law, waiver by KEMET of the following conditions (“Conditions to Completion”) on or prior to the date of execution of the sale and purchase of Shares and Loan Notes pursuant to the Tender Offer (the “Closing Date”):

1)              the valid tender of Shares and Loan Notes representing more than 2/3 of the issued and outstanding shares and votes of Evox on a fully diluted basis (i.e. taking into consideration the effect of the conversion of all the Loan Notes, including without limitation those validly tendered, as if they all were converted into Evox shares, whether or not they actually are);

2)              the receipt of all necessary regulatory and other permits and approvals, including clearances from the competition authorities in Germany, on terms reasonably acceptable to KEMET;

3)              no event, circumstance or change having occurred after the announcement of the Tender Offer that results in or constitutes, or that can reasonably be expected to result in or constitute, a Material Adverse Change (as defined below);

4)              KEMET not, after the announcement of the Tender Offer, having received information previously undisclosed to it that has resulted in or constituted, or that can reasonably be expected to result in or constitute, a Material Adverse Change (as defined below);

5)              no court or regulatory authority of competent jurisdiction having given an order or issued any regulatory action preventing, postponing or materially challenging the consummation of the Tender Offer;

6)              the Board of Directors of Evox having issued its statement regarding the Tender Offer (as required by the Finnish Securities Markets Act) within two (2) banking days from the commencement of the Offer Period recommending the shareholders and holders of Loan Notes to accept the Tender Offer (“Recommendation”) and the Recommendation remaining in force and not being changed;

7)              the Combination Agreement not having been terminated and remaining in force; and

8)              the undertaking by Fennogens Investment S.A., Veikko Laine Oy, Mr. Wee Cheng Hoon, Mr. Henrik Ehrnrooth and Mr. Pertti Laine, respectively, to accept the Tender Offer remaining in force in accordance with its present terms.

“Material Adverse Change” means any divestment or reorganization of any material part or asset of Evox or its subsidiaries or any material adverse change in the business, assets, financial condition or results of operations of Evox and its subsidiaries, taken as a whole, excluding any change (i) in financial, economic or regulatory conditions generally, such change not being disproportionate in relation to Evox relative to other industry participants, (ii) attributable to statements or actions of KEMET in relation to the business of Evox or the Tender Offer, or (iii) due to the contemplated Tender Offer.

The Offeror reserves the right to waive, to the extent permitted by applicable law, any of the Conditions to Completion that have not been satisfied.

1.5          Obligation to increase the Tender Offer or to pay compensation

KEMET also reserves the right to acquire Shares on the Helsinki Stock Exchange during the Offer Period.

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If the Offeror or any party referred to in Chapter 6, Section 10.2 of the Finnish Securities Market Act acquires, before the expiry of the Offer Period, Shares at a higher price than the Offer Price or otherwise on terms that are more favorable than those of the Tender Offer, the Offeror must according to Chapter 6, Section 13 of the Finnish Securities Market Act amend the Terms and Conditions of the Tender Offer to correspond to this acquisition on more favorable terms (obligation to increase the Offer). The Offeror shall then, without delay, make public the triggering of the obligation to increase the Offer and pay the difference between the acquisition on more favorable terms and the consideration offered in the Tender Offer to the holders of securities who have accepted the Tender Offer.

If the Offeror or any party referred to in Chapter 6, Section 10.2 of the Finnish Securities Market Act acquires, during the nine (9) months following the expiry of the Offer Period, Shares in Evox at a higher price than the Offer Price or otherwise on terms that are more favorable than those of the Tender Offer, the Offeror must according to Chapter 6, Section 13 of the Finnish Securities Market Act compensate those holders of securities who have accepted the Tender Offer for the amount equal to the difference between the acquisition on more favorable terms and the consideration offered in the Tender Offer (obligation to compensate). The Offeror shall then, without delay, make public the triggering of the obligation to compensate and pay the difference between the acquisition on more favorable terms and the consideration offered in the Tender Offer within one month after the triggering of the obligation to compensate to the holders of securities who have accepted the Tender Offer.

1.6          Acceptance Procedure of the Tender Offer

Shares

Finnish book-entry account operators will send a notification of the Tender Offer, including instructions and the relevant acceptance form to their customers who are registered as shareholders in the shareholders’ register of the Company, if so agreed between the account operator and the shareholder or otherwise. [Include reference to FCSD customers].

A shareholder in the Company whose shareholdings are registered in the name of a nominee and who wishes to accept the Tender Offer shall effect such acceptance in accordance with the nominee’s instructions.

Pledged Shares may only be tendered with the consent of the relevant pledgee. The obtaining of such consent shall be the responsibility of the relevant shareholder in the Company.

A shareholder in the Company who is registered as a shareholder in the shareholders’ register of the Company and who wishes to accept the Tender Offer shall submit a properly completed and duly executed acceptance form to the account operator managing the shareholder’s book-entry account in accordance with its instructions or, in the case such account operator does not accept acceptance forms, to Nordea. The acceptance form shall be submitted so that it is received during the Offer Period or, if the Offer Period has been extended, during such extended Offer Period, however, always in accordance with the instructions of the relevant account operator. The method of delivery of acceptance forms is at the shareholder’s option and risk, and the delivery will be deemed made only when actually received by such account operator or Nordea.

By accepting the Tender Offer, the shareholders of the Company authorize Nordea or the account operator managing the shareholder’s book-entry account to sell the Shares to the Offeror in accordance with the terms and conditions of the Tender Offer.

A shareholder may accept the Tender Offer only unconditionally and in relation to all of its Shares registered on the relevant book-entry account and subject to the right to withdraw the Shares tendered in accordance with the terms and conditions of the Tender Offer. The Offeror may reject any partial tender of the Shares.

A shareholder that has validly accepted the Tender Offer and that has not properly withdrawn its acceptance in accordance with the terms and conditions of the Tender Offer may not sell or otherwise dispose of its tendered Shares. A transfer restriction in respect of the Shares will be registered in the relevant book-entry account after a shareholder has submitted the acceptance for the Tender Offer. If the Tender Offer is not completed or if the tender is properly withdrawn by the shareholder in accordance with the terms and conditions of the Tender Offer, the transfer restriction registered on the tendered Shares in the relevant book-entry account will be removed

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as soon as possible and within approximately [five] Finnish banking days following the announcement that the Tender Offer will not be completed or the receipt of a notice of withdrawal in accordance with the terms and conditions of the Tender Offer.

Shares that have not been transferred into the book-entry system

In order to tender Shares that have not been transferred to the book-entry system, the relevant holder shall, prior to tendering such Shares, transfer them to the book-entry system through the shareholder’s own account operator or asset manager. The holder of such Shares must in this context convey the share certificates evidencing such Shares and present evidence of title to such Shares.

Loan Notes

Finnish book-entry account operators will send a notification of the Tender Offer, including instructions and the relevant acceptance form, to their customers who are Loan Note holders, if so agreed between the account operator and the Loan Note holder or otherwise.

[A Loan Note holder whose holdings are registered in the name of a nominee and who wishes to accept the Tender Offer shall effect such acceptance in accordance with the nominee’s instructions.]

Pledged Loan Notes may only be tendered with the consent of the relevant pledgee. The obtaining of such consent shall be the responsibility of the relevant Loan Note holder in the Company.

A Loan Note holder [who is registered in the register of Loan Note holders and] who wishes to accept the Tender Offer shall submit the properly completed and duly executed acceptance form to the account operator managing the Loan Note holder’s book-entry account in accordance with its instructions or, in the case such account operator does not accept acceptance forms, to Nordea. The acceptance form shall be submitted so that it is received during the Offer Period, or, if the Offer Period has been extended, during such extended Offer Period, however, always in accordance with the instructions of the relevant account operator. The method of delivery of acceptance form is at the Loan Note holder’s option and risk, and the delivery will be deemed made only when actually received by such account operator or Nordea.

By accepting the Tender Offer, the Loan Note holder authorizes Nordea or the account operator managing the Loan Note holder’s book-entry account to sell the Loan Notes to the Offeror in accordance with the terms and conditions of the Tender Offer.

A Loan Note holder may accept the Tender Offer only unconditionally and in relation to all of its Loan Notes registered on one book-entry account and subject to the right to withdraw the Loan Notes tendered in accordance with the terms and conditions of the Tender Offer. The Offeror may reject any partial tender of the Loan Notes.

A Loan Note holder that has validly accepted the Tender Offer and that has not properly withdrawn its acceptance in accordance with the terms and conditions of the Tender Offer may not sell or otherwise dispose of its tendered Loan Notes. A transfer restriction in respect of the Loan Notes will be registered in the relevant book-entry account after the Loan Note holder has submitted the acceptance for the Tender Offer. If the Tender Offer is not completed or if the tender is properly withdrawn by a Loan Note holder in accordance with the terms and conditions of the Tender Offer, the transfer restriction registered on the tendered Loan Notes in the relevant book-entry account will be removed as soon as possible and within approximately [five] Finnish banking days following the announcement that the Tender Offer will not be completed or the receipt of a notice of withdrawal in accordance with the terms and conditions of the Tender Offer.

1.7          Withdrawal Rights

Shares and Loan Notes validly tendered in accordance with the terms and conditions of the Tender Offer may be withdrawn at any time prior to the expiry of the Offer Period, or if the Offer Period has been extended, prior to the expiry of the extended Offer Period.

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The proper withdrawal of the Shares and Loan Notes validly tendered requires that a written notice of withdrawal is submitted to the same account operator to whom the acceptance form with respect to such Shares and Loan Notes was submitted. In case the acceptance form with respect to Shares and/or Loan Notes was submitted to Nordea, the notice of withdrawal must also be submitted to Nordea. In case of holdings that are registered in the name of a nominee, the shareholder or Loan Note holder shall instruct the nominee to submit the notice of withdrawal.

If a shareholder or Loan Note holder withdraws its acceptance of the Tender Offer in accordance with the terms and conditions of the Tender Offer, the transfer restriction registered on the tendered Shares and/or Loan Notes in the relevant book-entry account will be removed as soon as possible and within approximately five Finnish banking days following the receipt of a notice of withdrawal in accordance with the terms and conditions of the Tender Offer.

Withdrawn Shares and Loan Notes may be re-tendered by following the acceptance procedures described in Section 1.6 above prior to the expiry of the Offer Period or, if the Offer Period has been extended, prior to the expiry of such extended Offer Period.

The account operator managing the relevant book-entry account or the nominee may charge a fee for withdrawals in accordance with its price lists.

1.8          Announcement of the Result of the Tender Offer

The Offeror will announce the preliminary result of the Tender Offer on or about the first Finnish banking day and the final result on or about the [third] Finnish banking day following the expiry of the Offer Period or, if the Offer Period has been extended or discontinued, following the expiry of the extended or discontinued Offer Period. The announcement of the final result will confirm (i) the percentage of the Shares and Loan Notes that have been validly tendered and not properly withdrawn and (ii) whether the Tender Offer will be completed.

1.9          Terms of Payment and Settlement

The sale and purchase of the Shares and Loan Notes validly tendered and not properly withdrawn in accordance with the terms and conditions of the Tender Offer will be executed on the Closing Date, which shall be no later than [sixth] Finnish banking days following the expiry of the Offer Period, or if the Offer Period has been extended or discontinued, the expiry of the extended or discontinued Offer Period. The sale and purchase of the Shares will take place on the Helsinki Stock Exchange if permitted by the [NOREX Member] Rules applicable to the securities trading on the Helsinki Stock Exchange. [Execution of sale and purchase of Loan Notes to be examined]

Settlement will be effected on or about the third Finnish banking day following the Closing Date (the “Settlement Date”). The payment of the Share Offer Price and the Loan Note Offer Price will be deposited into the bank account connected to the shareholder’s or Loan Note holder’s book-entry account or, in the case of shareholders and Loan Note holders whose holdings are registered in the name of a nominee, into the bank account specified in the acceptance form on the Settlement Date. If the bank account of a tendering shareholder or Loan Note holder is with a different banking institution than such holder’s book-entry account, the Share Offer Price or Loan Note Offer Price will be paid, in accordance with the schedule of money transactions between banking institutions, to the shareholder’s or Loan Note holder’s bank account so that it is on the shareholder’s or Loan Note holder’s bank account approximately two Finnish banking days later, at the latest.

The Offeror reserves the right to postpone the payment of the Share Offer Price or the Loan Note Offer Price if payment is prevented or suspended due to a force majeure event, but shall immediately effect such payment once the force majeure event preventing or suspending payment is resolved.

1.10        Transfer of Ownership

Title to the Shares and Loan Notes validly tendered in the Tender Offer will pass to the Offeror on the Settlement Date against the payment of the Share Offer Price or Loan Note Offer Price by the Offeror to the tendering shareholder or Loan Note holder.

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1.11        Transfer Tax and Other Payments

The Offeror will pay the Finnish transfer tax, if any, payable on the sale and purchase of the Shares and Loan Notes.

Possible fees charged by book-entry account operators, in accordance with their agreement with the shareholder or Loan Note holder, relating to the possible transfers to the book-entry system of the Shares or Loan Notes that have not been transferred to the book-entry system, as well as fees charged by book-entry account operators, asset managers, nominees or any other person for registering the release of pledges or other possible restrictions preventing a sale of the relevant Shares or Loan Notes, as well as fees relating to a withdrawal of the tender by a shareholder or a Loan Note holder in accordance with Section [     ] above, will be borne by each shareholder or Loan Note holder. The Offeror shall be responsible for other customary fees relating to book-entry registrations required for the purposes of the Tender Offer, the sale and purchase of the Shares and Loan Notes tendered under the Tender Offer or the payment of the Share Offer Price or the Loan Note Offer Price.

1.12        Other Issues

The Offeror reserves the right to amend the terms and conditions of the Tender Offer in accordance with Chapter 6, Section 7 of the Finnish Securities Market Act.

The Offeror reserves the right to extend the Offer Period in accordance with Chapter 6, Section 8 of the Finnish Securities Market Act if, during the Offer Period, a competing tender offer for the Shares is made public by a third party.

The Offeror shall decide on all other issues relating to the Tender Offer.

The Tender Offer is not being made directly or indirectly in any jurisdiction where prohibited by applicable law and this Tender Offer Document and related acceptance forms are not and may not be distributed, forwarded or transmitted into or from any jurisdiction where prohibited by applicable law by any means of whatsoever including, without limitation, mail, facsimile transmission, e-mail or telephone.

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Appendix 3a

KEMET CORPORATION PRESS RELEASE	19 February 2007 at 8:25 am 1(4)

KEMET CORPORATION TO MAKE A PUBLIC TENDER OFFER FOR EVOX RIFA

KEMET Corporation and Evox Rifa Group Oyj have today entered into a combination agreement whereby KEMET, or a wholly owned subsidiary, will make a public tender offer to acquire all of the issued and outstanding shares in Evox Rifa.

The offer price for the shares in Evox Rifa will be EUR 0.12 per share payable in cash. The offer price represents a premium of approximately 47 per cent compared to the volume-weighted average trading price of the Evox Rifa shares on the Helsinki Stock Exchange during the last 12 months and approximately 44 per cent compared to the average trading price during the last 3 months.

KEMET will also offer to acquire all of the loan notes under the convertible capital loan issued by Evox Rifa for a consideration corresponding to the aggregate of the nominal amount per loan note of EUR 100 plus accrued interest up to and including the closing date of the tender offer.

At the date hereof, Evox Rifa’s equity capital amounts to EUR 8,908,400.90 and the number of shares outstanding amounts to 178,156,018. The convertible capital loan issued by Evox Rifa amounts to EUR 5,587,900, and the loan notes issued thereunder can be converted into a total of 41,909,250 new shares in Evox Rifa.

Evox Rifa shareholders Fennogens Investments S.A., Veikko Laine Oy, Mr. Wee Cheng Hoon, Mr. Henrik Ehrnrooth and Mr. Pertti Laine, representing approximately 51.7 per cent of the share capital of Evox Rifa, have undertaken irrevocably and unconditionally to accept the tender offer. KEMET currently has no holdings in Evox Rifa.

KEMET has been informed that the Board of Directors of Evox Rifa is of the opinion that the offer consideration to be offered in KEMET’s public tender offer is fair from the perspective of the shareholders and holders of convertible loan notes, as a result of which the Board recommends the shareholders and holders of convertible loan notes to accept the offer.

“We are pleased to bring Evox Rifa within the KEMET group of companies, and look forward to integrating these operations into our business,” said Per Loof, Chief Executive Officer of KEMET. “The high quality product offerings by Evox Rifa will be an excellent complement to KEMET’s existing product portfolio, and we believe the advanced technology of their manufacturing operations will reinforce our position as a technology leader in the field of passive components.”

“I am confident that the employees of Evox Rifa worldwide will be enthusiastic about the opportunity to join forces with a passive electronic components technology leader such as KEMET,” said Tuula Ylhäinen, President and Chief Executive Officer of Evox Rifa. “We believe the combination of our product and processing technology together with KEMET’s global logistics and customer service capability will provide our customers with enhanced opportunities. We are excited about the prospect of becoming a part of the KEMET organization.”

Under the combination agreement, the Board of Directors of Evox Rifa has undertaken not to withdraw the recommendation for KEMET’s offer unless required to do so by the fiduciary duties of the Board of Directors under applicable laws and regulations. The Board has also agreed not to directly or indirectly initiate or encourage any competing proposals and, subject to its fiduciary duties, not to facilitate any competing proposal. The combination agreement also includes representations, warranties and undertakings by Evox Rifa customary in transactions of a similar nature.

The tender offer period is expected to commence on 12 March 2007 and expire on 12 April 2007. KEMET will reserve the right to extend or discontinue the offer period in accordance with the terms and conditions of the offer.

The completion of the tender offer will be subject to the following conditions:

(a)                     the valid tender of shares and loan notes representing more than 2/3 of the issued and outstanding shares and votes of Evox Rifa on a fully diluted basis (i.e. taking into consideration the effect of the conversion of all the loan notes, including without limitation those validly tendered, as if they all were converted into Evox Rifa shares, whether or not they actually are);

(b)                    the receipt of all necessary regulatory and other permits and approvals, including clearances from the competition authorities in Germany, on terms reasonably acceptable to KEMET;

(c)                     no event, circumstance or change having occurred after the announcement of the tender offer that results in or constitutes, or that can reasonably be expected to result in or constitute, a material adverse change (as defined in the terms and conditions of the offer);

(d)                    KEMET not, after the announcement of the tender offer, having received information previously undisclosed to it that has resulted in or constituted, or that can reasonably be expected to result in or constitute, a material adverse change (as defined in the terms and conditions of the offer);

(e)                     no court or regulatory authority of competent jurisdiction having given an order or issued any regulatory action preventing, postponing or materially challenging the consummation of the tender offer;

(f)                       the Board of Directors of Evox Rifa having issued its full statement regarding the tender offer (as required by the Finnish Securities Markets Act) within two (2) banking days from the commencement of the offer period recommending the shareholders and holders of loan notes to accept the tender offer and such recommendation remaining in force and not being changed;

(g)                    the combination agreement between the parties not having been terminated and remaining in force; and

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(h)                    the undertaking by Fennogens Investment S.A., Veikko Laine Oy, Mr. Wee Cheng Hoon, Mr. Henrik Ehrnrooth and Mr. Pertti Laine, respectively, to accept the tender offer remaining in force in accordance with its present terms.

KEMET reserves the right to complete the tender offer even if the conditions for the completion of the tender offer are not fulfilled. As regards the competition clearance mentioned above, KEMET expects to receive such clearance within the offer period anticipated above.

Detailed terms and conditions of the tender offer will be included in the tender offer document to be published by KEMET before the commencement of the offer period. KEMET may under the combination agreement decide to transfer the public tender offer to a wholly owned direct or indirect subsidiary to be used as an acquisition vehicle in connection with the offer.

KEMET has adequate financial resources available to complete the tender offer and the offer will not be conditional upon obtaining financing for the offer.

KEMET’s intention is to acquire all the shares and loan notes in Evox Rifa and to cause the shares of Evox Rifa to be delisted from the Helsinki Stock Exchange as soon as permitted and practicable under applicable laws and regulations.

KEMET will host a press conference for representatives of the media and analysts, which will take place in Helsinki today 19 February 2007 at 11:00 am Finnish time at the Palace Hotel, Eteläranta 10, 10th floor, room 1.

KEMET will hold a conference call at 4:00 pm Finnish time (9:00 am ET) on Thursday, 22 February 2007 to discuss this release. To access the conference call, participants in the United States should dial +1 800 416 8033, and participants outside the United States should dial +1 706 643 0979. Participants should reference “KEMET Corporation” and the Conference ID # 9512173. In conjunction with the conference call, there will be a simultaneous live broadcast over the Internet, which can be accessed at http://www.kemet.com/ir. A replay of the conference call will be available, until midnight (ET) 8 March 2007, at the same link.

Roschier, Attorneys Ltd. acts as KEMET’s Finnish legal counsel and Kirkland & Ellis LLP as KEMET’s U.S. counsel in the tender offer. Nordea Bank Finland Plc has been appointed as KEMET’s financial adviser in the transaction and as the arranger of the tender offer.

KEMET Corporation
Board of Directors

Per-Olof Loof
Chief Executive Officer and Director

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INFORMATION REGARDING EVOX RIFA

Evox Rifa Group Oyj manufactures passive electronic components, specializing in plastic film, paper and electrolytic capacitors. Their major customer groups are in industrial, automotive and consumer electronics and the lighting industry. Evox Rifa’s strength lies in the design and production of customized products that require specialist expertise. Evox Rifa, with headquarters in Finland, has a worldwide sales and distribution network. Its production plants are located in Indonesia, Great Britain, China, Sweden and Finland. Evox Rifa has two global business areas: Electrolytic Capacitors and Film and Paper Capacitors. Additional information can be found at http://www.evoxrifa.com.

INFORMATION REGARDING KEMET

KEMET Corporation provides industry-leading, high-performance electronic component solutions, including the world’s most complete line of surface-mount capacitor technologies across tantalum, ceramic, and solid aluminum dielectrics, provided with the world’s best quality, delivery and service. KEMET’s common stock is listed on the New York Stock Exchange under the symbol KEM. Additional information can be found at http://www.kemet.com.

FURTHER INFORMATION:

For KEMET:

Mr. Kirk Shockley, Vice President, Business Integration, tel +1 864 901 1471 or +1 864 228 4291 or

Mr. Dean Dimke, Director of Corporate and Marketing Communications, tel +1 864 228 4448

For Evox Rifa:

Mr. Jerker Molander, Vice Chairman of the Board of Directors, tel + 358 50 380 3845

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Appendix 3b

EVOX RIFA GROUP OYJ STOCK EXCHANGE RELEASE	19.2.2007 at 8:25 am

KEMET CORPORATION TO MAKE A PUBLIC TENDER OFFER FOR EVOX RIFA GROUP OYJ

Kemet Corporation and Evox Rifa Group Oyj have today entered into a combination agreement whereby Kemet Corporation, or a wholly owned subsidiary, will make a public tender offer to acquire all of the issued and outstanding shares in Evox Rifa Group Oyj.

The offer price for the shares in Evox Rifa Group Oyj will be EUR 0.12 per share payable in cash. The offer price represents a premium of approximately 47 per cent compared to the volume-weighted average trading price of the Evox Rifa Group Oyj shares on the Helsinki Stock Exchange during the last 12 months and approximately 44 per cent compared to the average trading price during the last 3 months.

Kemet Corporation will also offer to acquire all of the loan notes under the convertible capital loan issued by Evox Rifa Group Oyj for a consideration corresponding to the aggregate of the nominal amount of EUR 100 plus accrued interest up to and including the closing date of the tender offer.

At the date hereof, Evox Rifa Group Oyj’s equity capital amounts to EUR 8,908,400.90 and the number of shares outstanding to 178,156,018. The convertible capital loan issued by Evox Rifa Group Oyj amounts to EUR 5,587,900 and the loan notes issued thereunder can be converted into a total of 41,909,250 new shares in Evox Rifa Group Oyj.

Major shareholders commitment to sell

Evox Rifa Group Oyj shareholders Fennogens Investments S.A., Veikko Laine Oy, Mr. Wee Cheng Hoon, Mr. Henrik Ehrnrooth and Mr. Pertti Laine representing approximately 51.7 per cent of the share capital of Evox Rifa Group Oyj, have undertaken irrevocably and unconditionally to accept the tender offer. Kemet Corporation currently has no holdings in Evox Rifa Group Oyj.

Statement of CEO of Kemet Corporation, Mr. Per Lööf

“We are pleased to bring Evox Rifa within the Kemet group of companies, and look forward to integrating these operations into our business,” said Per Lööf, Chief Executive Officer of Kemet Corporation. “The high quality product offerings by Evox Rifa will be an excellent complement to Kemet’s existing product portfolio, and we believe the advanced technology of their manufacturing operations will reinforce our position as a technology leader in the field of passive components.”

Statement of President and CEO of Evox Rifa Group Oyj, Mrs. Tuula Ylhäinen

“I am confident that the employees of Evox Rifa worldwide will be enthusiastic about the opportunity to join forces with a passive electronic components technology leader such as Kemet,” said Tuula Ylhäinen, President and Chief Executive Officer of Evox Rifa Group Oyj. “We believe the combination of our product and processing technology together with Kemet’s global logistics and customer service capability will provide our customers with enhanced opportunities. We are excited about the prospect of becoming a part of the Kemet organization.”

Statement of Evox Rifa Group Oyj Vice Chairman of the Board of Directors, Mr. Jerker Molander

“The Evox Rifa board has carefully assessed the merits of the offer presented by Kemet and has decided to recommend to our shareholders to accept the offer,” said Jerker Molander, Vice Chairman of the Board of Directors of Evox Rifa. “Kemet is a strategic buyer with and they have the capacity to further develop Evox Rifa’s activities on the long term.”

Board of Directors preliminary statement and Fairness opinion

Evox Rifa Group Oyj has a strong market position in selected target markets, a high level of engineering capability and long-standing customer relationships. Evox Rifa Group Oyj operates in a global and highly competitive market in which demand and production has, in recent years, transferred to Asia, especially China. Evox Rifa Group Oyj is significantly smaller than its global competitors, and while the demand for its products is growing, the electronics business is cyclical in nature. Maintaining competitiveness demands continued investment in production process improvement, development of new products and technology. In the opinion of the Board of Directors of Evox Rifa Group Oyj, the market position of the company can be further strengthened and the aforementioned changes in the business environment better managed together with a business partner, and a combination with Kemet Corporation is a better solution for the shareholders than to continue as an independent company.

Pursuant to the combination agreement, Kemet Corporation will offer to the Evox Rifa Group Oyj shareholders an offer consideration of EUR 0.12 per share and, to the holders of each convertible loan note, the aggregate of the nominal amount of EUR 100 plus accrued interest. The per share offer consideration is approximately 38 per cent higher than the one month volume-weighted average trading price, 44 per cent higher than the three months’ volume-weighted average trading price and 47 per cent higher than the six months’ volume-weighted average trading price for the time period prior to the publication of the offer. The per share offer consideration is lower than the EUR 0.133 conversion rate of the convertible loan notes.

In order to evaluate the offer made by Kemet Corporation, the Board has requested Advium Corporate Finance, eQ Pankki Oy (“Advium”) to provide a fairness opinion. According to the opinion given by Advium, on this date and based on assumptions given in the opinion, the consideration offered by Kemet Corporation to the shareholders and to the holders of securities entitling to shares is fair.

Considering the aforementioned information, the Board is of the opinion that the offer consideration to be offered in Kemet Corporation’s public tender offer is fair from the perspective of the shareholders and holders of convertible loan notes, as a result of which the Board recommends the shareholders and holders of convertible loan notes to accept the offer. At this time, the Board gives its recommendation in respect of the amount of the offer consideration. In connection with the publication of the tender offer document the Board will issue its full statement concerning the offer as required by the Securities Market Act.

Two members of the Evox Rifa Group Oyj Board, Mr. Henrik Ehrnrooth and Mr. Pertti Laine, have not participated in and will not participate in the Board of Directors’ decisions on this

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transaction due to a potential conflict of interest relating to their above mentioned commitments towards Kemet Corporation.

Terms and Conditions of the offer and the Combination Agreement

The tender offer period is expected to commence on 12 March 2007 and expire on 12 April 2007. Kemet Corporation will reserve the right to extend or discontinue the offer period in accordance with the terms and conditions of the offer.

The completion of the tender offer will be subject to the following conditions:

(a)                     the valid tender of shares and loan notes representing more than 2/3 of the issued and outstanding shares and votes of Evox Rifa Group Oyj on a fully diluted basis (i.e. taking into consideration the effect of the conversion of all the loan notes, including without limitation those validly tendered, as if they all were converted into Evox Rifa Group Oyj shares, whether or not they actually are);

(b)                    the receipt of all necessary regulatory and other permits and approvals, including clearances from the competition authorities in Germany, on terms reasonably acceptable to Kemet Corporation;

(c)                     no event, circumstance or change having occurred after the announcement of the tender offer that results in or constitutes, or that can reasonably be expected to result in or constitute, a material adverse change (as defined in the terms and conditions of the offer);

(d)                    Kemet Corporation not, after the announcement of the tender offer, having received information previously undisclosed to it that has resulted in or constituted, or that can reasonably be expected to result in or constitute, a material adverse change (as defined in the terms and conditions of the offer);

(e)                     no court or regulatory authority of competent jurisdiction having given an order or issued any regulatory action preventing, postponing or materially challenging the consummation of the tender offer;

(f)                       the Board of Directors of Evox Rifa Group Oyj having issued its full statement regarding the tender offer (as required by the Finnish Securities Markets Act) within two (2) banking days from the commencement of the offer period recommending the shareholders and holders of loan notes to accept the tender offer and such recommendation remaining in force and not being changed;

(g)                    the combination agreement between the parties not having been terminated and remaining in force; and

(h)                    the undertaking by Fennogens Investment S.A., Veikko Laine Oy, Mr. Wee Cheng Hoon, Mr. Henrik Ehrnrooth and Mr. Pertti Laine, respectively, to accept the tender offer remaining in force in accordance with its present terms.

Kemet Corporation reserves the right to complete the tender offer even if the conditions for the completion of the tender offer are not fulfilled. As regards the competition clearance mentioned

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above, Kemet Corporation expects to receive such clearance within the offer period anticipated above.

Under the combination agreement, the Board of Directors of Evox Rifa Group Oyj has undertaken not to withdraw the recommendation for Kemet Corporation’s offer unless required to do so by the fiduciary duties of the Board of Directors under applicable laws and regulations. The Board has also agreed not to directly or indirectly initiate or encourage any competing proposals and, subject to its fiduciary duties, not to facilitate any competing proposal. The combination agreement also includes representations, warranties and undertakings by Evox Rifa Group Oyj customary in transactions of a similar nature.

Detailed terms and conditions of the tender offer will be included in the tender offer document to be published by Kemet Corporation before the commencement of the offer period. The tender offer documentation will be made available at Evox Rifa Group Oyj’s web site. Kemet Corporation may under the combination agreement decide to transfer the public tender offer to a wholly owned, direct or indirect subsidiary to be used as an acquisition vehicle in connection with the offer.

Kemet Corporation has adequate financial resources available to complete the tender offer and the offer will not be conditional upon obtaining financing for the offer.

Kemet Corporation’s intention is to acquire all the shares and loan notes in Evox Rifa Group Oyj and to cause the shares of Evox Rifa Group Oyj to be delisted from the Helsinki Stock Exchange as soon as permitted and practicable under applicable laws and regulations.

Press conference

Kemet Corporation will host a press conference for representatives of the media and analysts which will take place in Helsinki today 19 February 2007 at 11:00 am Finnish time at the Palace Hotel, Eteläranta 10, 10th floor, room 1.

Hannes Snellman Attorneys at Law Ltd. acts as Evox Rifa Group Oyj’s legal counsel.

Evox Rifa Group Oyj

Board of Directors

INFORMATION REGARDING EVOX RIFA GROUP OYJ

Evox Rifa Group Oyj manufactures passive electronic components, specializing in plastic film, paper and electrolytic capacitors. Their major customer groups are in industrial, automotive and consumer electronics and the lighting industry. Evox Rifa Group Oyj’s strength lies in the design and production of customized products that require specialist expertise. Evox Rifa Group Oyj, with headquarters in Finland, has a worldwide sales and distribution network. Its production plants are located in Indonesia, Great Britain, China, Sweden and Finland. Evox Rifa Group Oyj has two global business areas: Electrolytic Capacitors and Film and Paper Capacitors. Additional information can be found at http://www.evoxrifa.com.

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INFORMATION REGARDING KEMET CORPORATION

Kemet Corporation provides industry-leading, high-performance electronic component solutions, including the world’s most complete line of surface-mount capacitor technologies across tantalum, ceramic, and solid aluminum dielectrics, provided with the world’s best quality, delivery and service. Kemet Corporation’s common stock is listed on the New York Stock Exchange under the symbol KEM. Additional information can be found at http://www.kemet.com.

FURTHER INFORMATION:

For Evox Rife Group Oyj: Mr. Jerker Molander, tel +358 50 380 3845

For Kemet Corporation: Mr. Kirk Shockley, Vice President, Business Integration tel +1 864 901 1471 or +1 864 228 4291 or Mr. Dean Dimke, Director of Corporate and Marketing Communications, tel +1 864 228 4448

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